                                                                    EXHIBIT 99.1



                        PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

     The unaudited pro forma condensed consolidated balance sheet of New Grace has been derived from the historical consolidated balance sheet of Grace New York, adjusted for the disposition of NMC and for certain costs and expenses to be incurred in connection with the Reorganization. The pro forma condensed consolidated balance sheet has been prepared on the assumption that the Reorganization occurred on March 31, 1996.

     The pro forma condensed consolidated balance sheet should be read in conjunction with the Consolidated Financial Statements and the First Quarter Financial Statements. The pro forma condensed consolidated balance sheet is not necessarily indicative of the financial position of New Grace that would actually have resulted had the Reorganization occurred on March 31, 1996.

                                                                           PRO FORMA ADJUSTMENTS
                                                     GRACE NEW YORK       -----------------------     NEW GRACE
                                                       HISTORICAL          DEBIT          CREDIT      PRO FORMA
                                                     --------------       --------       --------     ---------
                                                                           (DOLLARS IN MILLIONS)
ASSETS
  Current Assets
    Cash and cash equivalents......................     $   56.5          $2,247.8(a)    $1,187.8(b)
                                                                                             60.0(a)  $1,056.5
    Notes and accounts receivable, net.............        666.8                                         666.8
    Other current assets...........................      1,024.6                                       1,024.6
                                                        --------                                      --------
         Total Current Assets......................      1,747.9                                       2,747.9
    Properties and equipment, net..................      1,810.0                                       1,810.0
    Net assets of discontinued operations -- health
      care.........................................      1,540.5             366.3(b)     1,842.6(c)      64.2
    Other assets...................................      1,387.1                                       1,387.1
                                                        --------                                      --------
         Total Assets..............................     $6,485.5                                      $6,009.2
                                                        ========                                      ========
LIABILITIES AND SHAREHOLDERS' EQUITY
  Current Liabilities
    Short-term debt................................     $  895.2             821.5(b)                 $   73.7
    Other current liabilities......................      1,494.0                                       1,494.0
                                                        --------                                      --------
         Total Current Liabilities.................      2,389.2                                       1,567.7
    Long-term debt.................................      1,265.4                                       1,265.4
    Other liabilities..............................        807.6                                         807.6
    Noncurrent liability for asbestos-related
      litigation...................................        692.4                                         692.4
                                                        --------                                      --------
         Total Liabilities.........................      5,154.6                                       4,333.1
                                                        --------                                      --------
  Commitments and Contingencies
  Shareholders' Equity
    Preferred stocks...............................          7.4               7.4(e)                       --
    Common stock...................................         98.5              97.5(d)                      1.0
    Paid in capital................................        503.1                             95.1(d)     598.2
    Retained earnings..............................        760.2              60.0(a)     2,247.8(a)
                                                                           1,842.6(c)         7.4(e)   1,112.8
    Cumulative translation adjustments.............        (35.9)                                        (35.9)
    Treasury stock, at cost........................         (2.4)                             2.4(d)        --
                                                        --------                                      --------
         Total Shareholders' Equity................      1,330.9                                       1,676.1
                                                        --------                                      --------
         Total Liabilities and Shareholders'
           Equity..................................     $6,485.5                                      $6,009.2
                                                        ========                                      ========

     THE NOTES TO THIS UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET ARE AN INTEGRAL PART OF THE PRO FORMA FINANCIAL INFORMATION PRESENTED.


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

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

     The unaudited pro forma condensed consolidated statement of operations of New Grace has been derived from the historical consolidated statement of operations of Grace New York, adjusted to reflect the reduction in interest expense expected to result from the Reorganization. The pro forma condensed consolidated statement of operations has been prepared on the assumption that the Reorganization occurred on January 1, 1995.

     The pro forma condensed consolidated statement of operations should be read in conjunction with the Consolidated Financial Statements and the First Quarter Financial Statements. The pro forma condensed consolidated statement of operations is not necessarily indicative of the results of operations of New Grace that would actually have resulted had the Reorganization occurred on January 1, 1995.

                                                                                  YEAR ENDED DECEMBER 31, 1995
                                                                         -----------------------------------------------
                                                                                           PRO FORMA
                                                                           GRACE          ADJUSTMENTS            NEW
                                                                         NEW YORK       ----------------        GRACE
                                                                         HISTORICAL     DEBIT     CREDIT      PRO FORMA
                                                                         ---------      -----     ------     -----------
                                                                         (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Sales and revenues.....................................................  $3,665.5                             $ 3,665.5
Other income...........................................................      41.9                                  41.9
                                                                          -------                               -------
         Total.........................................................   3,707.4                               3,707.4
                                                                          -------                               -------
Cost of goods sold and operating expenses..............................   2,243.7                               2,243.7
Selling, general and administrative expenses...........................     905.6                                 905.6
Depreciation and amortization..........................................     186.3                                 186.3
Interest expense and related financing costs...........................      71.3                  $0.7(f)         70.6
Research and development expenses......................................     120.6                                 120.6
Corporate expenses previously allocated to health care operations......      37.8                                  37.8
Restructuring costs and asset impairments..............................     179.5                                 179.5
Provision relating to asbestos-related liabilities and insurance
  coverage.............................................................     275.0                                 275.0
                                                                          -------                               -------
         Total.........................................................   4,019.8                               4,019.1
                                                                          -------                               -------
Loss from continuing operations before income taxes....................    (312.4)                               (311.7)
Benefit from income taxes..............................................    (115.8)       0.3(f)                  (115.5)
                                                                          -------                               -------
Loss from continuing operations........................................  $ (196.6)                            $  (196.2)
                                                                          =======                               =======
Loss per share:
  Continuing operations................................................  $  (2.05)                            $   (2.05)
Fully diluted loss per share:
  Continuing operations................................................  $     -- (1)                         $      --(1)
Weighted average shares of Common Stock outstanding (in thousands).....    95,822                                95,822

---------------
(1) Not presented as the effect is anti-dilutive.

                                                                               THREE MONTHS ENDED MARCH 31, 1996
                                                                         ----------------------------------------------
                                                                                           PRO FORMA
                                                                           GRACE          ADJUSTMENTS           NEW
                                                                         NEW YORK       ----------------       GRACE
                                                                         HISTORICAL     DEBIT     CREDIT     PRO FORMA
                                                                         ---------      -----     ------     ----------
                                                                             (DOLLARS IN MILLIONS, EXCEPT PER SHARE
                                                                                            AMOUNTS)
Sales and revenues.....................................................  $  886.0                             $  886.0
Other income...........................................................       3.8                                  3.8
                                                                          -------                             --------
         Total.........................................................     889.8                                889.8
                                                                          -------                             --------
Cost of goods sold and operating expenses..............................     531.8                                531.8
Selling, general and administrative expenses...........................     199.3                                199.3
Depreciation and amortization..........................................      45.5                                 45.5
Interest expense and related financing costs...........................      18.4       $5.6(f)                   24.0
Research and development expenses......................................      28.8                                 28.8
                                                                          -------                             --------
         Total.........................................................     823.8                                829.4
                                                                          -------                             --------
Income from continuing operations before income taxes..................      66.0                                 60.4
Provision for income taxes.............................................      24.4                  $2.2(f)        22.2
                                                                          -------                             --------
Income from continuing operations......................................  $   41.6                             $   38.2
                                                                          =======                             ========
Earnings per share:
  Continuing operations................................................  $    .42                             $    .39
Fully diluted earnings per share:
  Continuing operations................................................  $    .41                             $    .38
Weighted average shares of Common Stock outstanding (in thousands).....    97,888                               97,888

     THE NOTES TO THIS UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS ARE AN INTEGRAL PART OF THE PRO FORMA FINANCIAL INFORMATION PRESENTED.

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

     NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AND
                            STATEMENT OF OPERATIONS
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

(a) The Reorganization Agreement provides that, prior to the Reorganization, NMC will borrow and/or will assume debt of Grace Chemicals in an aggregate amount of approximately $2,263 (as adjusted pursuant to the Reorganization Agreement), and will distribute the net cash proceeds to Grace Chemicals; it is currently estimated that such aggregate amount will be approximately $2,247.8. A portion of such net cash proceeds will be applied to further reduce Grace Chemicals' debt, resulting in an aggregate reduction of $1,187.8 in Grace Chemicals' debt (see note (b) below). In addition, Grace will incur expenses totaling approximately $60.0 (net of applicable tax benefit) in connection with the Reorganization. The remaining net cash proceeds received from NMC (estimated at $1,000.0) are expected to be used to purchase shares of New Grace Common Stock, which would result in a decrease in current assets and a commensurate decrease in shareholders' equity.

(b) As discussed in note (a) above, the assumption of Grace Chemicals' debt by NMC and the application of a portion of the net cash proceeds distributed to Grace Chemicals by NMC to the reduction of Grace Chemicals' debt is expected to result in an aggregate reduction of $1,187.8 in Grace Chemicals' debt, consisting of (i) $179.8 of borrowings under NMC receivables financing arrangements; (ii) $186.5 of other NMC debt; and (iii) $821.5 of short-term debt (consisting of $527.3 of commercial paper and bank borrowings and $294.2 of other short-term borrowings).

(c) Reflects the disposition of NMC's net assets of $1,842.6. Subsequent to the disposition of NMC, New Grace will retain as discontinued operations certain health care assets, primarily a bioseparation sciences business, a health care services company and other assets (including NMC's cash and marketable securities). The resulting gain of $405.2 (reflecting net cash proceeds of $2,247.8, as described in note (a) above, less the disposition of NMC's net assets of $1,842.6) is not reflected in the pro forma condensed consolidated statement of operations.

(d) As part of the Reorganization, Grace New York will distribute, on a one-share-for-one-share basis, all of the issued and outstanding New Grace Common Stock (which has a par value of $.01 per share) to the holders of shares of Grace New York Common Stock (which has a par value of $1.00 per share) at the Time of Distribution. The treasury stock held by Grace New York at the Time of Distribution will not be transferred to New Grace and is therefore eliminated in the pro forma adjustments. As a result of the retirement of the treasury stock and the difference in the par values, (i) the $2.4 of treasury stock will be eliminated, (ii) Common stock will decrease by $97.5 and (iii) paid in capital will increase by $95.1.

(e) The currently issued and outstanding shares of Grace New York Preferred Stock will remain issued and outstanding following the Reorganization and the Distribution, and no New Grace preferred stock will be issued. The resulting reduction in outstanding Preferred stock is presented as an increase in retained earnings within the shareholders' equity section of the pro forma balance sheet.

(f) Grace Chemicals has allocated interest expense to discontinued operations (including NMC), based on the ratio of the net assets of the businesses classified as discontinued operations as compared to Grace Chemicals' total capital. Excluding amounts allocated to discontinued operations, interest expense and related financing costs were $71.3 for the year ended December 31, 1995 and $18.4 for the three months ended March 31, 1996. For the year ended December 31, 1995, the assumed reduction in debt as of January 1, 1995 would have the pro forma effect of reducing total interest expense and related financing costs by $94.2 (of which $0.7 was attributable to continuing operations and $93.5 was attributable to discontinued operations). For the three months ended March 31, 1996, the assumed reduction in debt as of January 1, 1995 would have the pro forma effect of reducing total interest expense and related financing costs by $21.2 (increasing interest expense and related financing costs attributable to continuing operations by $5.6 and reducing interest expense and related financing costs attributable to discontinued operations by $26.8).

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


     The above adjustments to interest expense and related financing costs would have the pro forma effect of increasing tax expense by $0.3 for the year ended December 31, 1995 and reducing tax expense by $2.2 for the three-month period ended March 31, 1996. The tax effects were calculated using an effective tax rate of approximately 40%, which represents the U.S. federal corporate tax rate of 35%, plus state and local income taxes, net of U.S. federal income tax benefit.

                            ------------------------

     For accounting purposes, Grace Chemicals will receive the Distribution Payment and will be deemed to receive a 44.8% common equity interest in FMC and to immediately distribute such interest to the holders of Grace New York Common Stock; however, the receipt and distribution of the interest in FMC Ordinary Shares are not reflected in the pro forma condensed consolidated balance sheet and statement of operations.

     In March 1996, Grace Chemicals entered into a definitive agreement to sell its Grace Dearborn water treatment and process chemicals business to Betz Laboratories, Inc. for $632 million. The transaction was completed in June 1996. Grace Dearborn's sales and revenues were $398.5 million for the year ended December 31, 1995; its financial position and results of operations were not significant to Grace Chemicals. Also, in May 1996 Grace Chemicals completed the sale of the transgenic plant business of its Agracetus, Inc. subsidiary (which had previously been classified as a discontinued operation) to the Monsanto Company for $150 million; the revenues and net assets of Agracetus, Inc. were immaterial to Grace Chemicals. The after-tax cash proceeds generated by these transactions have been applied to the further reduction of borrowings and the repurchase of stock. These transactions are not reflected in the pro forma financial information included herein.

     In May 1996, Grace Chemicals entered into a new credit agreement providing for total borrowings of $1.85 billion, and three previous agreements providing for total borrowings of $850 million were terminated. The new credit agreement is intended to provide liquidity to finance the repurchase of stock and potential acquisitions. The borrowings under the new credit agreement have been guaranteed by New Grace and Grace New York. Upon the completion of the transactions described above (including the Reorganization), the total borrowings available under the new credit agreement will be reduced to $650 million and the guarantee by Grace New York will be terminated.

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